Home Bancorp to Acquire Friendswood Capital Corporation December 15, 2021

Forward Looking Statements 2 This presentation contains certain forward-looking statements (as defined in the Securities Exchange Act of 1934 and the regulations thereunder). Forward-looking statements do not relate strictly to historical facts or current facts but instead represent only the beliefs, expectations or opinions of Home Bancorp, Inc. and its management regarding future events, many of which, by their nature, are inherently uncertain. Forward looking statements may be identified by the use of such words as: “believe”, “expect”, “anticipate”, “intend”, “plan”, “estimate”, or words of similar meaning, or future or conditional terms such as “will”, “would”, “should”, “could”, “may”, “likely”, “probably”, or “possibly.” Forward looking statements include, but are not limited to, statements about the benefits of the proposed merger, including future financial and operating results, our plans, expectations, objectives and intentions, the expected timing for completion of the merger, financial projections and estimates and their underlying assumptions; statements regarding plans, objectives and expectations with respect to future operations, products and services; and statements regarding future performance. Such statements are subject to certain risks, uncertainties and assumptions, many of which are difficult to predict and generally are beyond the control of Home Bancorp, Inc. and its management, that could cause actual results to differ materially from those expressed in, or implied or projected by, forward looking statements. Actual results could differ materially from those indicated in forward-looking statements. Among other factors, actual results may differ from those described in forward-looking statements due to: the possibility that the proposed transaction does not close when expected or at all because required regulatory, shareholder or other approvals and other conditions to closing are not received or satisfied on a timely basis or at all; the terms of the proposed transaction may need to be modified to obtain such approvals or satisfy such conditions; the anticipated benefits from the proposed transaction are not realized in the time frame anticipated or at all as a result of changes in general economic and market conditions, interest rates, laws and regulations and their enforcement or otherwise, and the degree of competition in our markets; the ability to promptly and effectively integrate the businesses of the companies; the reaction of the companies' customers to the transaction; diversion of management time on merger-related issues; changes in asset quality and credit risk; the inability to sustain revenue and earnings; and competitive conditions. Home Bancorp’s Annual Reports on Form 10-K and its other reports (such as quarterly reports on Form 10-Q and current reports on Form 8-K) filed with the SEC describe some additional factors which could cause actual conditions, events or results to differ significantly from those described in forward-looking statements. Forward-looking statements speak only as of the date they are made. Copies of Home Bancorp’s reports filed with the SEC are available in the Investor Relations section of our website, www.home24bank.com. We do not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made or to reflect the occurrence of unanticipated events. Annualized, pro forma, projected and estimated numbers presented herein are presented for illustrative purpose only, are not forecasts and may not reflect actual results.

Acquisition Highlights

Home HB Bancorp, Inc.

Entry into the State of Texas via attractive Houston Market

The Houston metro area is home to the 5th **most** populous region in US and the economy **ranks 7th in US**

Extends Home Bank's presence along I-10 corridor

Acquiring ~$445 MM in assets and 5 branches → HBCP growth to $3.1 billion in assets(1) → Leverages Capital ~8.9% TCE Ratio(1)

Fully Implemented Return Metrics (1)

EPS Accretion > 20%

>20% Improvement in ROATCE

IRR > 20%

Attractively Priced(2)

144% TBV


Sherman
Paris
Denton
Plano
Dallas
Longview
Tyler
Shreveport
Monroe
Vicksburg
Jackson
Tupelo
Starkville
Meridian
MISSISSIPPI
Hattiesburg
Waco
Nacogdoches
Alexandria
Killeen
Huntsville
College Station
Conroe
LOUISIANA
Baton Rouge
Lake Charles
Lafayette
Metairie
New Orleans
Beaumont
Houston
Houma
Victoria
Home Bank branch (39)
Texan Bank branch (5)

(1) Financial estimates based on management assumptions and expected close date of 3/31/2022. Full implementation expected in fiscal year 2023

(2) Friendswood Capital Corp. consolidated as of 9/30/2021

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Franchise Overview (3)

Company Overview

Parent:	Friendswood Capital Corporation
Bank:	Texan Bank, N.A.
CEO:	Kenny Koncaba
EVP & Secretary:	Kristi Koncaba
Headquarters:	Houston, TX
# of Offices :	5
Total Assets:	$445 million

Houston Branch Locations



The Woodlands
Liberty
Humble
Beltway
Katy
Houston
Channelview
Baytown
Pasadena
La Porte
Trinity Bay
Sugar Land
Rosenberg
Pearland
Dickinson
Alvin
Texas City

CAGR Since 2017

Assets = 17%

Loans = 14% (excluding PPP)

Deposits = 18%

	Texan Bank, N.A. Financials (dollars in 000's)	2017	2018	2019	2020	2021 Sep - YTD	2021 - Q1	2021 – Q2	2021 - Q3
Balance Sheet	Assets	$246,112	$298,798	$342,414	$388,130	$445,247	$411,374	$434,238	$445,247
	Loans	197,003	247,111	288,561	329,619	344,047	357,631	341,008	344,047
	PPP Loans	-	-	-	34,920	25,087	49,646	38,237	25,087
	Loans Excld. PPP	197,003	247,111	288,561	294,699	318,960	307,985	302,771	318,960
	Deposits	205,733	252,424	299,784	323,834	376,910	340,884	362,181	376,910
	TCE	15.5%	13.3%	11.9%	10.9%	10.3%	10.6%	10.3%	10.3%
	Loans/Deposits	96%	98%	96%	102%	91%	105%	94%	91%
Profitability	Net Income	$1,442	$1,326	$833	$1,669	$3,365	$1,108	$1,114	$1,143
	ROA	0.62%	0.49%	0.25%	0.43%	1.07%	1.10%	1.07%	1.03%
	ROE	6.1%	3.3%	2.0%	3.9%	9.9%	10.0%	9.8%	9.8%
	Efficiency Ratio	77.0%	75.6%	84.1%	78.5%	70.5%	68.2%	71.7%	71.6%
	NIM	4.31%	4.45%	4.09%	3.89%	4.20%	4.27%	4.33%	4.01%
Credit	NPA's/Assets	2.19%	2.43%	1.34%	1.41%	0.86%	1.24%	0.91%	0.86%
	NCO/Avg Loans	0.15%	0.35%	0.44%	0.14%	-0.01%	-0.01%	-0.01%	-0.01%
	ALLL/Loans	1.37%	1.44%	1.19%	1.28%	1.26%	1.21%	1.27%	1.26%

(3) Financial data Texan Bank, N.A. only. Source S&P Capital IQ Pro

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Loan (excluding PPP) & Deposit Composition(1) as of 9/30/2021 5 Home Bank Texan Bank Combined (proforma) Energy exposure ~2.0 % of Loans (Non-PPP) Q3 2021 PPP Loan Balance = $99 million Energy Exposure < 2% of Loans (Non-PPP) Q3 2021 PPP Loan Balance = $25 million Q3 2021 cost of interest-bearing Deposits = 0.27% Loan/Deposits = 75% Q3 2021 cost of interest-bearing Deposits = 0.76% Loans/Deposits = 85% (1) Bank level data. Source S&P Capital IQ Pro Loans/Deposits = 77%

Key Merger Terms & Assumptions 6 Consideration & Pricing Multiples 100% cash consideration $66.6 million deal value 144% of TBV as of September 30, 2021 14.6x LQA (annualized) EPS(1) 23.6x LTM EPS(1) Key Assumptions Loan Marks(2) (CECL) Timing & Required Approvals Cost saves expected to be approximately 30% • 75% recognized in 1st year and 100% thereafter $5 million one-time, pre-tax merger related expenses Core Deposit Intangible (CDI) mark of $1.2 million • (0.50% of non maturity deposits) 10 year SYD amortization of CDI Total credit mark of $6.0 million, or 1.80% of loans at close • Non-PCD mark = $4.1 million (6 year SYD accretion) • PCD mark = $1.9 million Loan interest mark of $1.7 million Day 2 ALL of $4.1 million Approved by the Boards of both Friendswood Capital Corp & Home Bancorp Friendswood Capital Corp. shareholder approval Customary regulatory approvals Estimated closing in 1st quarter of 20221. Texan Bank, N.A. earnings only 2. Based on internal estimates

Financial Metrics & Due Diligence 7 Immediately accretive to earnings per share • 14% in 2022 • > 20% in 2023 Approximately 9% dilutive to tangible book value • 3.5 year TBV payback period (crossover method) IRR exceeds 20% Remain well capitalized at close • CET1 ~ 11.8% • Total Risk Based Capital ~ 13% Due Diligence & Contracts Credit review team of 11 examined approximately 60% of loan portfolio on site All major contracts and leases reviewed (Fiserv used as core processor at both banks) Employment contracts entered with • Kenny Koncaba - To lead as Houston Market President • Kristi Koncaba - Houston Director of Business Development Both Bank’s recently completed OCC examinations (1) Financial estimates based on management assumptions and expected close date of 3/31/2022. Full implementation expected in fiscal year 2023 Key Financial Metrics(1)

Strategic Rationale 8 Outstanding growth opportunities and geographic diversity • Expansion to the State of Texas via Houston market • Access to Houston Market deposit base of $329 billion (as of 6/30/2021) Maintaining experienced leadership team Positions Home Bancorp in geographic location to capitalize on both current and future market disruptions Financially attractive deployment of capital - leveraging Home Bank’s existing: • Infrastructure • Funding base Experienced Home Bank Acquisition Team • 6th Acquisition since 2010 Target Bank Date Assets ($ in MM) (at completion) Statewide Bank March 2010 $199 Guaranty Savings Bank July 2011 $257 Britton & Koontz Bank February 2014 $301 Bank of New Orleans September 2015 $346 St. Martin Bank & Trust December 2017 $597 Texan Bank, N.A. March 2022 $445 Delivering expanded customer products & services while improving efficiency

WE ARE ONE TEAM, CREATING EXCEPTIONAL CUSTOMER EXPERIENCES